UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 16, 2017
(date of earliest event reported)

Vascular Solutions, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court North
Minneapolis, Minnesota 55369
(Address of principal executive offices)

 (763) 656-4300
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the special meeting of shareholders of Vascular Solutions, Inc., a Minnesota corporation (“Vascular Solutions”) held on February 16, 2017, the shareholders approved the following proposals:

1.
Proposal to adopt the Agreement and Plan of Merger, dated as of December 1, 2016 (as it may be amended from time to time), by and among Vascular Solutions, Inc., Teleflex Incorporated and Violet Merger Sub Inc., pursuant to which Violet Merger Sub Inc. will be merged with and into Vascular Solutions, Inc. and to approve the merger.  The proposal was approved on the basis of the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,519,255	91,337	15,794	0

2.
Proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or payable to Vascular Solutions, Inc.’s named executive officers in connection with the completion of the merger.  The proposal was approved on the basis of the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,528,738	1,021,291	76,357	0

3.
Proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger and adopt the merger agreement or in the absence of a quorum.  The proposal was approved on the basis of the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,738,134	871,986	16,266	0

Due to the approval of the Proposal 1 to adopt the merger agreement and approve the merger, Proposal 3 to approve adjournment of the spcial meeting was not implemented. Each proposal is described in detail in Vascular Solutions’ definitive proxy statement, dated January 18, 2017, which was filed with the Securities and Exchange Commission on January 18, 2017, and first mailed to Vascular Solutions’ shareholders on or about January 18, 2017. The merger contemplated by the merger agreement is expected to close on February 17, 2017, subject to customary closing conditions.

As of the close of business on the record date for the special meeting, which was January 13, 2017, there were 17,568,375 shares of common stock outstanding and entitled to vote at the special meeting.  Each share of common stock was entitled to one vote per share.  Shareholders owning a total of 13,626,386 of Vascular Solutions’ shares of common stock voted at the special meeting, representing approximately 77.56% of Vascular Solutions’ shares of common stock outstanding as of the record date for the special meeting.

Item 8.01. Other Events.

On February 16, 2017, Vascular Solutions issued a press release announcing voting results for the proposal to approve the merger with Teleflex Incorporated.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Teleflex and Vascular Solutions, including statements regarding the anticipated timing of the transaction.  These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.  Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to:  (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Vascular Solutions’ business and the price of the common stock of Vascular Solutions, (ii) the failure to satisfy the conditions to the consummation of the transaction, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Vascular Solutions’ business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Vascular Solutions and potential difficulties in Vascular Solutions employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Vascular Solutions’ ongoing business operations, and (vii) the outcome of any legal proceedings instituted against Vascular Solutions or Teleflex related to the merger agreement or the transaction.  In addition, please refer to the documents that Teleflex and Vascular Solutions file with the SEC on Forms 10 K, 10-Q and 8-K . These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release.  Forward-looking statements speak only as of the date they are made.  Readers are cautioned not to put undue reliance on forward-looking statements, and Vascular Solutions assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated as of February 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vascular Solutions, Inc.

Date: February 16, 2017	By:	/s/ Gordon Weber
	Name:	Gordon Weber
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release, dated as of February 16, 2017